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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549




                                       FORM 8-K

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): November 13, 1997

                         Communication Intelligence Corporation
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                (Exact name of Registrant as specified in its charter)


                                      Delaware
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                    (State or other jurisdiction of incorporation)



         0-19301                                        94-2790442
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(Commission File Number)               (I.R.S. Employer Identification No.)


275 Shoreline Drive, Suite 500, Redwood Shores, CA                     94065
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 (Address of principal executive offices)                            (Zip Code)

      Registrant's telephone number, including area code: (415) 802-7888


                                   Not Applicable
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            (Former name or former address, if changed since last report.)


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Item 5.  Other Events.

    Financing. Effective as of November 26, 1997, Communication Intelligence Corporation (the "Company") consummated a private placement of 240,000 shares of Series B 5% cumulative convertible preferred stock (the "Series B Preferred"), at a purchase price of $25 per share, and received in consideration therefor $6,000,000 in gross cash proceeds.

    Each share of Series B Preferred is convertible by the holder into shares of the Company's common stock at any time prior to the Forced Conversion Date (as defined below) pursuant to a conversion formula determined by dividing
(i) the sum of $25 multiplied by the number of shares being converted, plus accrued and unpaid dividends thereon and any default payments with respect thereto, by (ii) a conversion price which is equal to the lower of $1.59 per share or the average of the daily closing prices of the Company's common stock for the three consecutive trading days immediately prior to the conversion date. In addition, all outstanding shares of Series B Preferred must be converted by the holders into shares of common stock by November 24, 2000, or at the Company's option, no later than November 24, 2001 (the "Forced Conversion Date"). Under the terms of the Series B Preferred, the holders are entitled to receive, out of assets legally available therefor, cumulative dividends at the rate of $1.25 per share per annum, compounded quarterly, when payable (whether or not declared), payable every three months commencing March 1, 1998. Such dividends are payable in additional shares of Series B Preferred or, at the Company's option, in cash. The Series B Preferred is pari passu in respect to dividend and liquidation rights with the previously established series of 5% cumulative convertible preferred stock (the "Series A Preferred"), issued by the Company in December 1996.

    Holders of the Series B Preferred have the right to vote with the holders of the Company's common stock and Series A Preferred, combined as one class, for the election of directors and such other matters voted by the holders of the Company's common stock. Each share of Series B Preferred has one vote per share on such matters. In addition, the affirmative vote of holders of 51% of the then outstanding shares of Series B Preferred is required for the consummation of certain business combinations and other extraordinary transactions, amendments or waivers to the Company's certificate of designations or amendments to the Company's organizational documents which may change the rights of the holders of the Series B Preferred. In the event of the Company's liquidation, dissolution or winding up, the holders of the Series B Preferred are entitled to receive, prior and in preference to any distribution of Company assets to the holders of any other class or series of shares ranking junior to the Series B Preferred and on a pari passu basis with the Series A Preferred, $25 per share plus any accrued but unpaid dividends. For a more complete description of the terms of the Series B Preferred, see the Certificate of Designations of the Company filed as
Exhibit 10.2 hereto, which is incorporated by reference herein.

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    In connection with and pursuant to the terms of the Company's private placement, Mr. Philip S. Sassower, the Chairman of the Executive and Finance Committees of the Company's Board of Directors and the Co-Chief Executive Officer of the Company, together with a trust pursuant to which he is a trustee, purchased an aggregate of 40,070 shares of Series B Preferred (or approximately 15% of the shares of Series B Preferred sold by the Company) for an aggregate purchase price of $1,001,750. Immediately prior to the consummation of the private placement, as of November 25, 1997, Mr. Sassower beneficially owned approximately 22.03% of the Company's common stock, giving effect to the shares of Common Stock beneficially owned by a limited partnership in which Mr. Sassower is the sole general partner and also a limited partner.

    In connection with the private placement, the Company entered into a registration rights agreement with the holders of the Series B Preferred which provides that the Company will file a registration statement with the Securities and Exchange Commission relating to the sale of the shares of common stock issuable upon conversion of the Series B Preferred no later than January 9, 1997 and will use its best efforts to cause such registration statement to become effective. For a more complete description of the terms of the registration rights agreement, see the registration rights agreement entered into by the Company and filed as Exhibit 10.3 hereto, which is incorporated by reference herein.

    Appointment of President. The Company hereby incorporates by reference herein the matters announced with respect to the Company's press release dated November 13, 1997 (such press release is filed as Exhibit 99.1 hereto).

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits. The following documents are being filed herewith by the Company as exhibits to this Current Report on Form 8-K.

         10.1 Form of Subscription Agreement, dated as of November 25, 1997, between the Company and each subscriber of Series B Preferred.

         10.2 Certificate of Designations of the Company with respect to the Series B 5% Cumulative Convertible Preferred Stock.

         10.3 Form of Registration Rights Agreement, dated as of November 25, 1997, by and among the Company and the signatories thereto.

         99.1 Press release of the Company dated November 13, 1997.

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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  COMMUNICATION INTELLIGENCE CORPORATION


Date:  December 3, 1997
                                  By: /s/ Francis V. Dane
                                     ---------------------------------------
                                       Name: Francis V. Dane
                                       Title: Vice President and Secretary







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                                    EXHIBIT INDEX


Exhibit No.   Exhibits                                                 Page No.
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  10.1   Form of Subscription Agreement, dated as of
         November 25, 1997, between the Company and each subscriber of the Series B Preferred.

  10.2 Certificate of Designations of the Company with respect to the Series B 5% Cumulative Convertible
         Preferred Stock.

  10.3   Form of Registration Rights Agreement, dated as of
         November 25, 1997, by and among the Company and the signatories thereto.

  99.1   Press release of the Company, dated November 13, 1997.






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